Exhibit 10.23

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION SHALL BE AVAILABLE.

     THE PAYMENT OF THIS INSTRUMENT, BOTH PRINCIPAL AND INTEREST AND ALL OTHER INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE, SUBJECT TO, AND MADE JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR RIGHTS OF THE PROVIDENT BANK, AGENT, ITS SUCCESSORS AND ASSIGNS, FOR THE RATABLE BENEFIT OF THE PROVIDENT BANK AND OTHER LENDERS, IN THE MANNER AND TO THE EXTENT SET FORTH IN A CERTAIN SUBORDINATION AGREEMENT DATED AS OF __________, 1996, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE.



                         8% SUBORDINATED PROMISSORY NOTE


$300,000                                                      New York, New York
                                                               December __, 1996

     FOR VALUE RECEIVED, CLEARVIEW CINEMA GROUP, INC., a Delaware corporation with its offices at 7 Waverly Place, Madison, New Jersey 07940 (the "Company"), hereby promises to pay to the order of Robert G. Davidoff, an individual with his office at 135 East 57th Street, New York, New York 10022 (the "Holder"), the principal amount of Three Hundred Thousand Dollars ($300,000), together with interest calculated from the date hereof in accordance with the provisions of this 8% Subordinated Promissory Note ("Note"). Payments on this Note are to be made at the Holder's address stated above, or such other address as duly designated by the Holder, in lawful money of the United States of America.

     1. Payment of Interest; Rate. This Note shall bear interest on the outstanding principal amount hereof at an annual interest rate of eight percent (8%) (based upon a 360-day year), payable quarterly on October 15, January 15, April 15 and July 15 of each year (each of such quarterly interest payment dates being referred to herein as an "Interest Payment Date") commencing January 15, 1997; provided, however, that the payment to be made on January 15, 1997 shall be based on the actual number of days elapsed from the date of this Note to January 15, 1997. In the event that an Interest Payment Date is not a business day, the

Company shall pay to the Holder the interest payment on the first business day following the applicable Interest Payment Date.

     2. Payment of Principal. (a) Principal shall be payable on the Note in one installment on the date that is the two-year anniversary of the date of this Note (the "Initial Maturity Date"). On the Initial Maturity Date, the Company shall have the option ("Conversion Option") of not repaying the Note and instead converting the outstanding principal amount on the Note into another note in such outstanding principal amount ("Converted Note") payable to the Holder. The Converted Note shall bear interest on the outstanding principal amount at the annual rate of eight percent (8%) and shall mature five (5) years from the date of its issuance ("Maturity Date"). Interest and principal shall be payable on the Converted Note in twenty (20) equal quarterly installments.

     (b) If the Company exercise the Conversion Option, upon its issuance of the Converted Note to the Holder, it shall also issue to the Holder a warrant, substantially in the form of Exhibit A hereto ("New Warrant"), to purchase 37.5 shares of the common stock, $.01 par value per share of the Company ("Common Stock"), at an exercise price of $4,000 per share, subject to adjustment as set forth in the New Warrant. The New Warrant shall be exercisable for five years and shall be in addition to the Warrants (as defined in Section 4 herein) issued pursuant to Section 4 of this Note.

     3. Prepayment of Note; Rights to Purchase Additional Securities. (a) Prior to the Initial Maturity Date (or the Maturity Date for the Converted Note), the Company may prepay, without penalty or premium, the outstanding principal amount of this Note, or the Converted Note, provided that any accrued and unpaid interest is paid when this Note, or the Converted Note, is prepaid. If the Company prepays the entire outstanding principal amount of this Note (and accrued and unpaid interest) on or prior to the date that is the one-year anniversary of this Note, Warrant A (as defined herein) shall be canceled and returned to the Company by the Holder.

     (b) Prior to the Initial Maturity Date (or the Maturity Date for the Converted Note), if the Company consummates any equity or subordinated debt financing ("New Financing"), the Company shall have the option to require the Holder to convert the Note (or Converted Note, as applicable) into debt and/or equity securities ("New Securities") that are being issued in the New Financing, provided that the Holder receives in exchange for its Note (or Converted Note, as applicable) New Securities on the same terms and conditions as any other holder of New Securities.

     (c) (i) If at any time while either of the Warrants or the New Warrants remain outstanding and Section 2.6 of the

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Stockholders and Registration Rights Agreement among the Company and its stockholders (the "Stockholders Agreement") has not been terminated, the Company proposes to issue any of its equity securities to any person (other than pursuant to a plan or arrangement approved pursuant to Section 6.1(a)(iv) of the Original Investment Agreement, or as additional consideration to a financial institution that is not an Affiliate of any Stockholder in connection with the making of a loan to the Company (or its subsidiaries), or pursuant to a New Financing), the Holder shall have the right to purchase, upon the same terms, a proportionate quantity of those securities (in the proportion that the number of shares of Common Stock underlying the Warrants and the New Warrants, as applicable, bears to the total number of shares of the Company's Common Stock then held by all stockholders); for this purpose, shares of the Company's Common Stock issuable upon conversion of securities then held by all stockholders or upon exercise of warrants (including the Warrants and the New Warrants) then held by all stockholders shall be deemed to be then held by stockholders. The provisions of this Section 3(c)(i) are not intended to be duplicative with the provisions of Section 9.6 of the Original Investment Agreement (as defined in Section 5 hereof), the provisions of Section 3 of the 8% Subordinated Promissory Note dated August 31, 1995 from the Company to the Holder in the amount of $50,000, the provisions of the 8% Subordinated Promissory Note dated October 11, 1995 from the Company to the Holder in the amount of $50,000, or the provisions of Section 2.6 of the Stockholders Agreement.

     (ii) If at any time prior to the date the indebtedness evidenced by this Note has been paid in full the Company proposes to issue any subordinated debt financing (other than pursuant to a New Financing), the Holder shall have the right to participate in such issuance of debt, upon the same terms, in a proportionate principal amount (in the proportion that the principal amount of subordinated debt held by the Holder bears to the total principal amount of the subordinated debt of the Company then held by all holders); provided, however, that this right shall terminate if not exercised in connection with the first financing to which this Section is applicable.

     4. Warrants. (a) Upon issuance of the Note to the Holder, the Company shall also issue two (2) warrants ("Warrants") to the Holder, which Warrants shall be designated "Warrant A" and "Warrant B" and shall be in substantially the forms set forth in Exhibits B and C hereto. Each Warrant shall entitle the Holder for a five-year period to purchase 18.75 shares of the Company's Common Stock at an exercise price of $4,000 per share, subject to adjustment as set forth in each Warrant.

     5. Representations and Warranties. The Company represents and warrants to the Holder (which representations and warranties shall be deemed material and to have been relied upon by the Holder in its decision to purchase the Note) that the representations and warranties made by the Company in Section 4 of the Investment and Stockholders' Agreement dated December 21, 1994, as amended, ("Original Investment Agreement") by and between Clearview Cinema Group, Inc., A. Dale Mayo, Brett E. Marks and CMNY Capital II, L.P., are correct in all material respects as of the date of this Note ("Issuance Date") with the same effect as though made in and as of such Issuance Date, except for those matters disclosed in Exhibit D hereto. The representations and warranties set forth in Section 4 of the Original Investment Agreement are incorporated herein by reference as if fully set forth herein.

     6. Covenants. The Company covenants to the Holder that it shall comply with the covenants set forth in Section 6 of the Original Investment Agreement as though such covenants were set forth herein. The covenants set forth in Section 6 are incorporated herein by reference as if fully set forth herein.

     7. Subordination. (a) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder of this Note covenants and agrees, that the indebtedness evidenced by this Note shall be subordinate and subject in right of payment, to the prior payment of all Senior Indebtedness of the Company, provided such subordination is reflected in a subordination agreement by and among the Company, the Holder of this Note and the holder of the Senior Indebtedness. The Holder of this Note agrees to enter into a subordination agreement with the holder of the Senior Indebtedness.

     (b) For purposes of this Section 7, "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due on or in connection with any indebtedness of the Company as defined in and arising under any loan, credit, security or similar agreement with a bank, insurance company, or other financial institution or affiliate created, incurred, assumed, or guaranteed by the Company whether arising prior to, on or after the date of this Note, and, all renewals, extensions, and refundings thereof, which by the terms of the instrument creating or evidencing such indebtedness is expressly made senior to in right of payment to, the payment of principal of and interest on the Note.

     (c) Holder acknowledges that the holder of Senior Indebtedness as of the date of this Note is The Provident Bank. In the event that any other bank, insurance company or commercial lending institution becomes or proposes to become the holder of any Senior Indebtedness, then Holder shall return this Note to the Company for the sole and limited purpose of having a new legend placed on this Note identifying the holder or holders of such Senior Indebtedness and shall further enter into a subordination agreement or agreements with such holder or holders of Senior

Indebtedness in form and substance substantially similar to the Subordination Agreement referred to in the legend of this Note.

     (d) Holder further acknowledges that the indebtedness evidenced by this Note shall be subordinate and subject in right of payment to the prior payment of the Senior Subordinated Promissory Note dated as of December 13, 1996 issued by the Company to Magic Cinemas L.L.C. in the orignal principal amount of $600,000.

     8. Default. Each of the following events shall constitute an "Event of Default" under this Note:

     (a) the failure of the Company to pay when due any interest, principal or any other sum under this Note, and such default shall remain uncured for a five
(5) business day period;

     (b) the failure of the Company to observe or perform any covenant set forth in this Note, the Warrants or Original Investment Agreement and such default shall remain uncured for a twenty (20) business day period after notice of such default from the Holder;

     (c) the breach of any representation, warranty or covenant made by the Company in this Note, the Warrants, or the Original Investment Agreement and such default shall remain uncured for a twenty (20) business day period after notice of such default form the Holder;

     (d) the death, bankruptcy or insolvency of A. Dale Mayo;

     (e) the Company shall cease operations or cease doing business as an operator of movie theaters;

     (f) A. Dale Mayo shall no longer serve as President of the Company or shall not be a principal stockholder of the Company;

     (g) the Company shall (1) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction, (2) make an assignment for the benefit of its creditors, (3) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (4) be adjudicated insolvent or be liquidated, or (5) take corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidations of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed within 60 days;

Upon the occurrence of any Event of Default the unpaid principal amount of and the accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

     9. Counsel Fees. The Company shall reimburse the Holder for its reasonable fees and disbursements charged by its outside legal counsel, Reid & Priest LLP, in connection with the preparation, negotiation, execution and delivery of this Note and the transactions thereunder, and all other documents delivered in connection therewith, provided that the aggregate amount of such reimbursement shall not exceed $8,000. The Company also agrees to pay all reasonable legal expenses related to any modifications, waivers, consents, amendments, or enforcement, relating to the Note and Warrants.

     10. Small Business Administration ("SBA") Forms. The Company agrees to cooperate with the Holder in connection with the Holder's preparation and filing of the SBA Forms listed at Exhibit E hereto and shall furnish from time to time to the Holder promptly upon reasonable request all information necessary to enable the Holder to prepare and file the SBA Forms listed on Exhibit E hereto and any other information reasonably requested or required by any governmental agency asserting jurisdiction over the Holder.

     11. Origination Points to Holder Upon Issuance of the Note. The Company shall pay to the Holder origination points of two percent (2%) of the original principal amount of this Note.

     12. Miscellaneous.

     (a) This Note shall be construed in accordance with and governed by the laws of the State of New York (without regard to its conflict of laws principles).

     (b) The Company agrees to remain and continue bound hereby notwithstanding any extension or extensions of time of payment, and notwithstanding any failure or omission to make presentment or demand for payment of the Note or to protest it for non-payment, and hereby expressly waives any and all presentment or demand for its payment and protest for time of payment of it, or any part of it, or its non-payment or dishonor.

     (c) Payments made on this Note shall be applied first to accrued interest, then to other amounts which may be due (other than principal), and then to principal.

     (d) Notwithstanding anything to the contrary contained in this Note, no interest shall accrue or be payable hereunder that is in excess of the maximum amount permitted under the applicable law relating to usury. Any interest that is in excess of the maximum amount permitted under the applicable law relating to usury shall be applied to reduce the outstanding principal balance hereof and shall be deemed to represent a prepayment of principal hereunder.

     (e) In the event of a default with respect to this Note, interest thereafter shall accrue and be payable at 16% per annum. In the event this Note is placed for collection, the Company shall pay all collection costs, including attorneys' fees in addition to all other amounts due hereunder.

     (f) No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any rights of a holder hereof, except to the extent expressly waived in writing by the Holder.

     (g) This Note may not be modified or discharged except by an instrument in writing executed by the Company and the Holder.

     (h) This Note shall be binding upon and inure to the successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its President.


                                                CLEARVIEW CINEMA GROUP, INC.

                                                By:____________________________
                                                Name: A. Dale Mayo
                                                Title: President

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                   Exhibits to 8% Subordinated Promissory Note


Exhibit Number                                    Descriptions
--------------                                    ------------

         A                                        Form of New Warrant

         B                                        Warrant A

         C                                        Warrant B

         D                                        Exceptions to Representations
                                                  and Warranties

         E                                        Small Business Administration
                                                  Forms

 [Exhibits are not included, but will be provided by the Company upon request.]